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        NUMBER                                                    SHARES
                         INCORPORATED UNDER THE LAWS OF

                                  THE STATE OF
                                     TEXAS

                                 [EAGLE EMBLEM]

                          LINCOLN HERITAGE CORPORATION
                 10,000,000 SHARES COMMON STOCK, PAR VALUE $0.1




This Certifies that                                              is the owner of
                    --------------------------------------------
                                                                      fully paid
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   and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

[Corporate         In Witness Whereof, the said Corporation has caused this
  Seal]                Certificate to be signed by its duly authorized officers
                           and its Corporate Seal to be hereunto affixed this
                                         day of                A.D.
                               ----------       ---------------     ----------


                   -------------------  -------------------  -------------------
                             SECRETARY                                 PRESIDENT
                   Lennie J. Cappelman                       Nicholas M. Powling